             ------------------------------------------------------
             ------------------------------------------------------


                              EMPLOYMENT AGREEMENT


                                 By and Between


                              PROJECTAVISION, INC.


                                       and


                               MARTIN J. HOLLERAN

             ------------------------------------------------------
             ------------------------------------------------------




                               As of March 1, 1997

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----

1.       Employment...............................................................................................1

2.       Duties and Responsibilities of Employee..................................................................1

3.       Exclusivity of Service...................................................................................2

4.       Compensation; Bonuses....................................................................................2

5.       Benefits.................................................................................................3
         (a)      Disability and Health Insurance.................................................................3
         (b)      Vacation........................................................................................3
         (c)      Participation in Retirement and Employee Benefit Plans;
                  Designation in Management Bonus Plan............................................................3
         (d)      Expenses........................................................................................3
         (e)      Life Insurance..................................................................................3
         (f)      Additional Perquisites..........................................................................4

6.       Term of Employment; Notice of Non-Renewal................................................................4

7.       Confidentiality..........................................................................................4

8.       Termination..............................................................................................5
         (a)      Cause...........................................................................................5
         (b)      Incapacity or Disability........................................................................6
         (c)      Death...........................................................................................6
         (d)      Termination Without Cause; Good Reason..........................................................7
         (e)      Additional Amount...............................................................................8

9.       Non-Competition Covenants................................................................................8

10.      Violation of Other Agreements............................................................................8

11.      Prior Employment Agreement...............................................................................8

12.      Notices..................................................................................................9

13.      Waivers..................................................................................................9

14.      Preservation of Intent...................................................................................9

15.      Indemnification..........................................................................................9

16.      Entire Agreement........................................................................................10

17.      Inurement; Assignment...................................................................................10

18.      Amendment...............................................................................................11

19.      Headings................................................................................................11

                                        i

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----
20.      Counterparts............................................................................................11

21.      Governing Law; Consent to Venue and Jurisdiction........................................................11



                              EMPLOYMENT AGREEMENT


         AGREEMENT (this "Agreement") dated as of March 1, 1997 by and between PROJECTAVISION, INC., a Delaware corporation having offices at Two Penn Plaza, Suite 640, New York, NY 10121 (the "Company") and MARTIN J. HOLLERAN, an individual residing at One Harding Lane, Rumson, New Jersey 07760 ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Employee has been employed by the Company as its President and Chief Operating Officer since November 1, 1993 pursuant to an employment agreement of even date, as subsequently amended on October 28, 1994 and December 28, 1995, (the "Prior Employment Agreement");

         WHEREAS, the Company desires to continue Employee's employment as President and further desires that Employee assume the responsibilities and duties of Chief Executive Officer; and

         WHEREAS, Employee desires to provide his services as Chief Executive Officer and President in connection with the Company's business and both parties desire to clarify and specify the rights and obligations that each have with respect to the other in connection with such employment; and

         WHEREAS, in connection with Employee entering into this Employment Agreement as the Company's Chief Executive Officer and President, Employee will no longer be employed as the Company's Chief Operating Officer and the Prior Employment Agreement shall be terminated.

         NOW, THEREFORE, in consideration of the agreements and covenants herein set forth, the parties hereto hereby agree as follows:

         1. Employment. The Company hereby employs Employee as its Chief Executive Officer and President and Employee hereby accepts such employment and agrees to render his services as an employee of the Company for the term of this Agreement (as specified in Section 6 hereof), all subject to and on the terms and conditions herein set forth.

         2. Duties and Responsibilities of Employee. Employee shall be employed in the business of the Company and his duties and responsibilities shall be consistent with the duties performed and responsibilities undertaken by Employee pursuant to the Prior Employment Agreement and in addition, Employee shall also have those duties and responsibilities of a Chief Executive Officer of a company engaged in the business engaged in by the Company. As such, Employee shall be primarily responsible for the overall direction of the Company, its day-to-day operations and management of the Company's business, personnel (hiring and firing) and affairs in general. As Chief Executive Officer, Employee shall have primary responsibility for the overall direction of the Company. Employee's duties and responsibilities shall be subject only to the direction and authority of the Board of Directors of the Company. In the event that the Company shall hereafter form a subsidiary (i.e., not with respect to the Company's current subsidiary, Tamarack Storage Devices, Inc.), unless Employee expressly consents to the contrary, Employee shall hold the offices of President and Chief Executive Officer of any subsidiary that it is wholly-owned by the Company; and in all other cases (i.e., a non-wholly owned subsidiary) the Company shall vote all of its interests in such subsidiary in favor of electing Employee as President and Chief Executive Officer of such subsidiary. Employee shall be based in the New York metropolitan area (which, for purposes of this Agreement, shall be defined as an area within a 50 mile radius of the Company's present executive offices) and shall be available to travel as the reasonable needs of the business of the Company require.

         3. Exclusivity of Service. Employee agrees to devote all of his business time, effort and attention to the business and affairs of the Company on an exclusive basis, and not to engage in any other business activities for any other person or entity, except that the foregoing shall not limit Employee from performing charitable activities, managing personal passive investments or serving on the Board of Directors of another entity; provided that any such other activities do not in any material way substantially detract from Employee's performance of his duties hereunder.

         4. Compensation; Bonuses. (a) In consideration for his services to be performed under this Agreement, and as compensation therefor, Employee shall receive, in addition to all other benefits provided in this Agreement, a base salary (the "Base Salary"), payable in such manner as other employees of the Company are paid, at a rate of Two Hundred and Twenty Thousand Dollars ($220,000) per annum.

         (b) Employee shall be entitled to a bonus from time to time as may be determined in the sole discretion of the Board of Directors.

         (c) Commencing as of January 1, 1998, and for each succeeding year of the Term, the Base Salary shall be reviewed by the Board of Directors of the Company, at which time, the Base Salary hereunder (and any other benefits) may be increased (but not decreased) by the Board of Directors in its sole discretion.

         5.   Benefits.
              ---------

         (a) Disability and Health Insurance. Subject to the provisions of
Section 8(b) below, the Company shall provide a long-term disability insurance policy for Employee. In addition, the Company shall also provide group health, hospitalization, so-called "elder care," major medical insurance and such other similar benefits for Employee as the Company has adopted or may hereafter adopt for the benefit of its executives, officers and employees.

         (b) Vacation. During the Term, Employee shall be entitled to four (4) weeks of vacation annually.

         (c) Participation in Retirement and Employee Benefit Plans; Designation in Management Bonus Plan. Employee shall participate in any plan of the Company relating to vacation, sick leave, stock options, stock purchases, stock grants, pension, thrift, profit sharing, group life insurance, medical coverage, education or other retirement or employee benefits that the Company has adopted or may hereafter adopt for the benefit of its executives, officers and/or employees. Further, in the event that the Company establishes a management bonus plan, or any similar benefit or bonus program for executive employees that creates a class distinction among executive employees (and other employees, if applicable) the Company agrees that Employee shall always be designated as a member of the class entitled to the greatest benefits. Similarly, during the Term, Employee shall be entitled to receive equity based compensation with respect to the Company and its subsidiaries (whether now existing or hereafter created), the terms and conditions of which shall be subject to the sole discretion of the Company's Board of Directors.

         (d) Expenses. During the Term, the Company, consistent with past practices with respect to Employee, shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and in performance of his duties under this Agreement. Reasonable out-of-pocket expenses shall include, without limitation, expenses incurred for travel, hotels, meals, telephone (including cellular telephone), facsimile, computer and other like expenses. Such expenses shall be promptly reimbursed upon Employee's presentation to the Company of an itemized accounting of such expenses with reasonable supporting data.

         (e) Life Insurance. The Company shall maintain two (2) life insurance policies with respect to Employee. Subject to the provisions of Section 8(c) below, the Company shall maintain, at the Company's expense, a life insurance policy naming Employee's spouse, or any alternative beneficiary (or an insurance trust for the benefit of Employee's spouse or alternative beneficiary), the sole beneficiary of an insurance policy paying $1,000,000 upon the death of the Employee (the "Employee's Life Insurance"). In addition, the Company shall maintain, at the Company's expense, a so-called "key-man" life insurance policy naming the Company as the sole beneficiary of an insurance policy paying $1,000,000 upon the death of Employee. Employee shall cooperate with the Company and submit such information and submit to such physical examinations as may be reasonably required in order for the Company to obtain at the Company's cost and expense each of the foregoing life insurance policies, as well as the long-term disability insurance policy referred to in Section 5(a) above.

         (f) Additional Perquisites. Employee's use of a club for the Company's business in connection with the office of President and Chief Executive Officer, Employee shall be entitled to an allowance of $500.00 per month in respect of a country club or other business club dues and charges, and an automobile allowance of up to $800.00 per month for the purchase or lease of an automobile during the term.

         6. Term of Employment; Notice of Non-Renewal. The term of employment shall be from the date hereof for a period of six (6) years (the "Term"), unless terminated prior thereto in accordance with Section 8 hereof. Unless Employee and the Company renew or extend this Agreement in writing prior to the end of the Term, upon terms and conditions satisfactory to each of them, the Term of this Agreement shall automatically be extended for two (2) additional years upon the same terms and conditions set forth herein. The Company shall provide Employee with written notice of the Company's intention not to renew or extend this Agreement upon terms at least as favorable as those contained herein at least twelve (12) months prior to the end of the Term (the "Non-Renewal Notice") which written notice shall also provide that at the end of the Term, the Company shall pay Employee a lump sum equal to Employee's Base Salary for the last twelve (12) months of the Term. In the event that the Company shall fail to render the Non-Renewal Notice at least twelve (12) months prior to the end of the Term, the Term of this Agreement shall continue and accordingly,, Employee shall be entitled to the continuation of Base Salary, bonus (at a rate no less than that paid in respect of the previous year), and all benefits under Section 5 of this Agreement and otherwise (including expense allowances and reimbursement) until such time as the Non-Renewal Notice is given and thereafter, for a period of twelve (12) months from the date that the Company actually renders, and Employee actually receives, the Non-Renewal Notice.

         7. Confidentiality. (a) Employee agrees and covenants that, at any time during his employment with the Company or thereafter, he will not (without first obtaining the written permission of the Company) divulge to any person or entity, nor, except as necessary in accordance with his duties hereunder, use (either himself or in connection with any business) any

Confidential Information (as hereinafter defined) obtained during the course of his employment unless such disclosure is expressly authorized by the Company in writing, is pursuant to a court order or other judicial process, required to be disclosed in connection with a litigation involving the Company, or any subsidiary or affiliate thereof, or in any reports or applications required by law to be filed with any governmental agency.

         (b) The term "Confidential Information" shall mean information disclosed to Employee or known, learned, created or observed by him as a consequence of or through his employment by the Company, or any subsidiary thereof, not generally known in the public domain, about the business activities, services and processes, including but not limited to information concerning methods of doing business, marketing, advertising, promotion, publicity, research, finances, accounting, trade secrets, business plans, customer lists and records and potential customers of the Company and its subsidiaries. Confidential Information shall also include information regarding third parties received under confidentiality agreements by the Company or its subsidiaries. All improvements, new products or new services derived from such Confidential Information shall be the sole property of the Company. Confidential Information shall not include any information that becomes generally available to the public otherwise than through disclosure by Employer.

         8. Termination.
            ------------

         (a) Cause. Notwithstanding the terms of this Agreement, the Company, by action of a two-thirds (2/3) vote of the Board of Directors, may by written notice to Employee, discharge Employee and terminate this Agreement for cause ("Cause") in the event that (i) Employee shall continually fail substantially to perform his material duties hereunder with reasonable diligence other than by reason of incapacity or disability, (ii) Employee shall engage in an act of fraud, theft or embezzlement in connection with his employment hereunder, (iii) Employee engages in material gross misconduct that has a material adverse effect on the Company, (iv) Employee engages in a material act of dishonesty, or (iv) Employee shall be convicted of a felony involving a high degree moral turpitude, whether or not related to the performance of his duties hereunder. Notwithstanding the foregoing to the contrary, prior to discharging Employee pursuant to clauses (i) or (iii) of the immediately preceding sentence, the Company shall give Employee thirty (30) days' prior written notice of any breach or failure and an opportunity to cure any such breach or failure. Employee shall not, under any circumstances, be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the Board of Directors (with Employee not being permitted to vote on this matter) at a meeting of the Board of Directors held for that purpose (after thirty (30) days notice to Employee and an opportunity for Employee, together with counsel, to be heard before the Board) finding that in the reasonable , good faith opinion of the Board, Employee was guilty of conduct constituting Cause and specifying the particulars thereof in detail. If there is any dispute as to whether Employee's employment has been terminated with or without Cause, Employee shall continue to receive all Base Salary, bonus (at a rate no less than that paid in respect of the previous year), and benefits under Section 5 of this Agreement or otherwise (including expense allowances and reimbursement) hereunder as if there was no termination, unless and until it is finally determined by a two-thirds (2/3) vote of the Board of Directors that such termination was for Cause, at which time all Base Salary, bonus and benefits hereunder shall thereupon cease.

         (b) Incapacity or Disability. Should Employee become incapacitated or disabled to the extent that, in the reasonable, good faith opinion of the Board of Directors, Employee is unable to and does not substantially perform his duties for a period of six (6) consecutive months, the Company may terminate this Agreement upon three (3) months' prior notice, provided that Employee does not return to his employment substantially in his full capacity during such three (3) month period. Only in the event the Company does not maintain the disability insurance referred to in Section 5(a) above, and this Agreement is terminated as a result of Employee's incapacity or disability, Employee shall be entitled to receive his Base Salary and all benefits for a period of twenty-four
(24) months following termination of his employment.

         (c) Death. This Agreement shall terminate immediately upon the death of Employee. In the event that Employee's Life Insurance is not in full force and effect upon Employee's death, Employee's spouse, or any alternative beneficiary, shall be entitled to receive promptly a payment equal to twelve (12) months' Base Salary. Further, if Employee's Life Insurance is in full force and effect upon Employee's death but payment thereunder is not made immediately to the beneficiary of such policy, the Company shall advance to Employee's spouse, or any alternative beneficiary, commencing seven (7) days after the date of Employee' death, 1/12th of Employee's Base Salary, and shall continue to advance 1/12th of Employee's base Salary every thirty (30) days thereafter for up to twelve payments (collectively, the "Interim Death Payments") until such time as the proceeds payable pursuant to Employee's Life Insurance Policy are paid to Employee's spouse or alternative beneficiary; it being understood any agreed that any Interim Death Payments advanced by the Company may, at the Company's discretion, be retained by the Company from the proceeds of the Employee Life Insurance.

         (d) Termination Without Cause; Good Reason. If Employee is discharged and this Agreement is terminated without Cause (Cause being defined as a reason for termination as set forth in Section 8(a) above) or by reason other than as set forth in Sections 8(b) or 8(c) hereof, or if Employee resigns for Good Reason (as hereinafter defined) Employee shall receive upon any such termination of, or resignation by, Employee: (A) a lump sum payment equal to the product of
2.9 multiplied by the greater of (i) the Base Salary set forth in Section 4 for the remainder of the Term as such sums become due or would become due, or (ii) twelve (12) months (such period, to the extent it exceeds the Term, being hereinafter sometimes referred to as the "Extended Period"); (B) a bonus based on the greater of the bonus paid in the last full calendar year or 25% of the then current Base Salary whether or not there was a bonus in the prior calendar year; (C) all benefits under Section 5 hereof for the remaining Term or Extended Period, as applicable, and (D) any additional amount that may be due pursuant to
Section 8(e) below. In addition, any and all options, warrants or other contractual rights to acquire equity securities of the Company shall automatically vest and become exercisable. For purposes of this Agreement, "Good Reason" shall mean (i) a relocation of Employee, without his prior written consent, outside of the New York metropolitan area, or (ii) a failure to maintain Employee as the Chief Executive Officer and President of the Company or any subsidiary, or (iii) the failure to be nominated by management of the Company for election to the Board, or (iv) a material diminution by the Company of Employee's responsibilities, which change would cause Employee's position with the Company or any subsidiary to become one of significantly less responsibility, importance or scope from that contemplated by Section 2 hereof, or (v) a wilful failure in bad faith to pay the Base Salary or bonus to Employee when due or another material breach of this Agreement by the Company that has a material adverse effect on Employee, or (vi) a Change of Control of the Company (as defined below). All amounts due Employee under this Section 8 shall be paid to Employee without offset for any amounts earned by Employee in any other employment or from any other source. For purposes of this Agreement, a "Change of Control" of the Company shall have occurred at such times as (a) beneficial ownership of more than fifty percent (50%) of the voting securities of the Company is transferred to a single entity or combined voting bloc or "group" as contemplated by, or required to comply with the provisions of, Rule 13d-1(b)1(ii)(H) promulgated under the Securities Exchange Act of 1934, as amended (or any successor rule thereto), or (b) a merger, consolidation or sale of all or substantially all the assets of the Company occurs. In the event that the Company breaches this Agreement other than for a reason giving Employee the right to resign for Good Reason, including, but not limited to any claim by Employee that he has allegedly been constructively discharged, Employee and the Company shall be entitled to their respective rights at law.

         (e) Additional Amount. If in the opinion of tax counsel selected by Employee and reasonably acceptable to the Company, Employee has or will receive any compensation or recognize any income (whether or not pursuant to this Agreement or any plan or other arrangement of the Company) which constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (or for which a tax is otherwise payable under Section 4999 of the Code), then the Company shall pay Employee an additional amount (the "Additional Amount") equal to the sum of (i) all taxes payable by Employee under Section 4999 of the Code with respect to all such excess parachute payments (or otherwise) and the Additional Amount, plus
(ii) all federal, state and local income taxes payable by Employee with respect to the Additional Amount. The amounts payable pursuant to this Section 8(e) shall be paid by the Company to Employee within 30 days of the written request therefor made by Employee.

         9. Non-Competition Covenants. Employee agrees that commencing as of the date hereof and for a period of two (2) years following the termination of his employment with the Company, Employee will not, directly or indirectly: (a) engage in or become interested (whether as owner, principal, agent, stockholder, member, partner, trustee, venturer, lender or other investor, director, officer, employee, consultant or through the agency of any corporation, partnership, limited liability company, association or agent or otherwise) in any business or enterprise that shall then be in whole or in substantial part competitive with the business conducted by the Company (or any other subsidiary thereof); provided, however, ownership of less than five percent (5%) of the outstanding securities of any class of any entity listed on a national securities exchange or traded in the over-the-counter market shall not be considered a breach of this Section 9 if Employee (i) is not a controlling person of or member of a group which controls such persons and (ii) does not directly or indirectly, own five percent (5%) or more of any class of securities of such person; or (b) solicit the employment of any person except Employee's personal secretary who is then an employee of the Company (or any other subsidiary).

         10. Violation of Other Agreements. Employee represents and warrants to the Company that he is legally able to enter into this Agreement and accept employment with the Company and that Employee is not prohibited by the terms of any agreement, from entering into this Agreement; and the terms hereof will not and do not violate or contravene the terms of any agreement to which Employee is or may be a party, or by which Employee may be bound.

         11. Prior Employment Agreement. Employee acknowledges that this Agreement supersedes in all respects the Prior Agreement and that except for sums that have accrued to Employee pursuant to the Prior Employment Agreement through the date immediately preceding the date hereof, no sums are or will be due Employee pursuant to the Prior Employment Agreement following the date hereof. Employee and the Company expressly agree that, except as otherwise set forth in this Section 11, upon the execution hereof, the Prior Employment Agreement shall automatically be null and void and of no further force or effect and that Employee shall no longer be the Company's Chief Operating Officer.

         12. Notices. Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by overnight courier, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows:

         In the case of the Company, with copy to:

                  Zukerman Gore & Brandeis, LLP
                  900 Third Avenue
                  New York, New York 10022-4728

                  Attention:  Clifford A. Brandeis, Esq.

Notice is given as provided in this Section shall be deemed effective: (i) on the date hand delivered, (ii) on the first business day following the sending thereof by overnight courier, and (iii) on the seventh calendar day (or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service.

         13. Waivers. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         14. Preservation of Intent. Should any provision of this Agreement be determined by a court having jurisdiction to be illegal or in conflict with any laws of any state or jurisdiction or otherwise unenforceable, the Company and Employee agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out and the provisions hereof may be enforced to the maximum extent possible.

         15. Indemnification. Subject to the succeeding sentence, the Company shall indemnify, defend and hold harmless Employee from and against all losses, claims (whether actual or threatened), damages, liabilities, judgments, fines, penalties, assessments and costs and expenses incurred (including, without limitation, reasonable attorneys' fees and disbursements, including legal fees and disbursements incurred to enforce this Agreement) arising prior to, on or after the date hereof from the performance by Employee of his services pursuant to this Agreement or Employee's prior service to the Company. Notwithstanding the foregoing, Employee shall not be entitled to indemnification pursuant to this
Section 15 if a Court of competent jurisdiction or an administrative body or agency determines that, in connection with any matter giving rise to indemnification, Employee acted in bad faith or dishonestly, or committed an act for illegal personal gain, except as directed by the Board of Directors or a superior officer (if any) had reasonable cause to believe he violated any material law, committed an act of wanton or willful misconduct or gross negligence or that Employee acted in a manner beyond the authorized scope of his duties to be performed pursuant to this Agreement. The foregoing indemnification shall be in addition to, and not in lieu of, the terms and provisions of that certain indemnification agreement heretofore entered into by and between the Company and Employee, which is hereby ratified and confirmed in all respects.

         16. Entire Agreement. This Agreement sets forth the entire and only agreement or understanding between the parties relating to the subject matter hereof and supersedes and cancels all previous agreements, (including, without limitation, the Prior Agreement) negotiations, letters of intent, commitments and representations in respect thereof between them, and no party shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement except as provided in this Agreement.

         17. Inurement; Assignment. In the event of a sale of the Company, or a division, subsidiary or affiliate thereof, whether by way of stock sale, sale of assets, merger or other business combination, as applicable, the rights and obligations of the Company under this Agreement shall, with Employee's prior written consent, inure to the benefit of and shall be binding upon any successor of the Company or to the business of the Company, subject to the provisions hereof. The Company may, with Employee's written consent, assign this Agreement to any person, firm or corporation controlling, controlled by, or under common control with the Company provided that, in the event of any such assignment, the services to be rendered by Employee to such assignee shall be of the same nature and professional status provided for in this Agreement. The Company's obligations hereunder shall be unaffected by any assignment. Neither this Agreement nor any rights or obligations of Employee hereunder shall be transferable or assignable by Employee.

         18. Amendment. This Agreement may not be amended in any respect except by an instrument in writing signed by the parties hereto.

         19. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

         21. Governing Law; Consent to Venue and Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York, without giving reference to principles of conflict of laws. In the event of a dispute, each of the parties hereto irrevocably consent to the exclusive venue and jurisdiction of the federal and state courts located within the State of New York, County of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                              /s/ Martin J. Holleran
                                              ---------------------------
                                              MARTIN J. HOLLERAN


                                              PROJECTAVISION, INC.


                                          By: /s/ Jules Zimmerman
                                              --------------------------
                                              Jules Zimmerman, Secretary